EXECUTION VERSION

WEIL:\97529511\4\42623.0005
June 30, 2020

Bilcar, LLC
1701 Village Center Circle
Las Vegas, Nevada 89134
Attn: William P. Foley, II

Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, Massachusetts 02110
Attn: Thomas Hagerty

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134
Attn: Michael L. Gravelle

Black Knight, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Colleen Haley

CC Capital
200 Park Avenue, 58th floor
New York, New York 10166
Attn: Douglas Newton

Ladies and Gentlemen:
This letter agreement (this “Agreement”) is entered into as of June 30, 2020 among (i) Thomas H. Lee Equity Fund VIII, L.P., a Delaware limited partnership, Thomas H. Lee Parallel Fund VIII, L.P., a Delaware limited partnership, THL Fund VIII Coinvestment Partners, L.P., a Delaware limited partnership, THL Executive Fund VIII, L.P., a Delaware limited partnership, THL Equity Fund VIII Investors (D&B), L.P., a Delaware limited partnership (together with their respective Affiliates (as defined below) who hold Voting Securities (as defined below), “THL”), (ii) D&B Holdco, LLC, a Delaware limited liability company (together with its Affiliates who hold Voting Securities, “Cannae”), (iii) CC Star Holdings, LP, a Delaware limited partnership (together with its Affiliates who hold Voting Securities, “CC Star”), (iv) Bilcar, LLC, a Delaware limited liability company (together with its Affiliates who hold voting securities, “Bilcar”), and (v) Black Knight InfoServ, LLC, a Delaware limited liability company (together with its Affiliates who hold Voting Securities, “Black Knight”). THL, Cannae, Bilcar, and Black Knight are collectively referred to herein as the “Stockholders”.
In recognition that Dun & Bradstreet Holdings, Inc., a Delaware corporation (the “Company”), is currently contemplating an underwritten initial public offering (the “IPO”) of shares of its Common Stock (as defined below) and that, as of the closing date of the IPO (the “Closing Date”), the Stockholders collectively hold or beneficially own at least a majority of the outstanding Voting Securities, from the date hereof through the third anniversary of the date hereof, each of the Stockholders agrees to vote all of its respective Voting Securities as a group in all matters related to the election of Directors, including to elect the following individuals as Directors on the Company’s board of directors (“Board”) at each of the next shareholder meetings of the Company at which individuals are eligible for election: (1) William P. Foley, II, (2) Richard Massey, (3) Thomas Hagerty, (4) Ganesh Rao and (5) Chinh Chu, provided, however, that no Stockholder shall be required to vote to extend an individual’s election term beyond the Company shareholder meeting ending in 2023.
This Agreement shall automatically terminate on the third anniversary of the date hereof, unless otherwise mutually agreed by the parties hereto to extend for a duration to be agreed by the parties.
For purposes of this Agreement, capitalized terms shall have the following meanings:
“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act.
“beneficially own” or “beneficial ownership” shall have the meaning ascribed to such terms in Rule 13d-3 under the Exchange Act.
“Common Stock” shall mean shares of Common Stock, par value $0.0001 per share, of the Company, or any successor shares into which such shares of Common Stock are exchanged or reclassified.
“Director” shall mean a member of the Board.
“Voting Securities” means Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company, including the Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company held by Star Parent, L.P., in each case that are beneficially owned by a Stockholder.
This Agreement shall become effective as of the date hereof. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto. Except as set forth herein, the rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Delaware, without reference to conflicts of laws principles. It is agreed that no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.
CANNAE:

D&B HOLDCO, LLC
By: /s/ Michael L. Gravelle _
Name: Michael L. Gravelle
Title: Executive Vice President and General Counsel

THL:
THOMAS H. LEE EQUITY FUND VIII, L.P.
By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member
By: /s/ Mark Garcia _
Name: Mark Garcia
Title: Chief Financial Officer, Funds
THOMAS H. LEE PARALLEL FUND VIII, L.P.
By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member
By: /s/ Mark Garcia _
Name: Mark Garcia
Title: Chief Financial Officer, Funds
THL FUND VIII COINVESTMENT PARTNERS, L.P.

By: /s/ Mark Garcia _
Name: Mark Garcia
Title: Chief Financial Officer, Funds
THL EXECUTIVE FUND VIII, L.P.
By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member
By: /s/ Mark Garcia _
Name: Mark Garcia
Title: Chief Financial Officer, Funds
THL EQUITY FUND VIII INVESTORS (D&B), L.P.
By: /s/ Mark Garcia _
Name: Mark Garcia
Title: Chief Financial Officer, Funds

CC STAR:
CC STAR HOLDINGS, LP
By: CC CAPITAL GP, LLC,
Its: General Partner
By: ___/s/ Chinh E. Chu _
Name: Chinh E. Chu
Title: President & Senior Managing Director
BILCAR:

BILCAR, LLC
By: ___/s/ William P. Foley _
Name: William P. Foley
Title: Manager

BLACK KNIGHT
BLACK KNIGHT INFOSERV, LLC
By: ___/s/ Kirk T. Larsen _
Name: Kirk T. Larsen
Title: EVP and Chief Financial Officer